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                                  EXHIBIT 99.1
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HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT SECURITIES RATINGS
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                                  Standard    Moody's
                                  & Poor's  Investors  Fitch    Thomson
                               Corporation    Service   IBCA  BankWatch
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At June 30, 2000
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Household Finance Corporation
     Senior debt                         A         A2     A+         A+
     Senior subordinated debt           A-         A3      A          A
     Commercial paper                  A-1        P-1    F-1      TBA-1
                                     -----      -----  -----      -----
Household Bank (Nevada) N.A
     Senior debt                         A         A2     A+         A+
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